Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 15, 2022 relating to the consolidated financial statements of European Wax Center, Inc. and its subsidiaries, appearing in the Form S-1 for the year ended December 25, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

May 17, 2022